As filed with the Securities and Exchange Commission on February 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INCYTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3136539 (I.R.S. Employer Identification Number)
1801 Augustine Cut-Off
Wilmington, Delaware 19803
(302) 498-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Hervé Hoppenot
President and Chief Executive Officer
Incyte Corporation
1801 Augustine Cut-Off
Wilmington, Delaware 19803
(302) 498-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stanton D. Wong
David E Lillevand
Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, 22nd Floor
San Francisco, CA 94111
Telephone: (415) 983-1000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective, as determined by market conditions and other factors.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
30,487,103 Shares
Incyte Corporation
Common Stock

The selling stockholders identified in this prospectus may sell up to an aggregate of 30,487,103 shares of our common stock. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.
Our registration of the shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of our common stock. The selling stockholders identified in this prospectus may sell the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the information under the heading “Plan of Distribution” on page 7 of this prospectus.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “INCY.” On February 7, 2025, the last reported sale price of our common stock on The Nasdaq Global Select Market was $74.13 per share.
Investing in our securities involves risks. See the section entitled “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2025

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PROSPECTUS SUMMARY
This summary highlights selected information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should read carefully and in their entirety this entire prospectus, including the section entitled “Risk Factors,” and the documents we have incorporated by reference in this prospectus, along with our financial statements and accompanying notes incorporated by reference in this prospectus.
Our Company
Incyte is a biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics. Our global headquarters is located in Wilmington, Delaware, where we conduct discovery, clinical development and commercial operations. We also conduct clinical development and commercial operations from our European headquarters in Morges, Switzerland and our other offices across Europe, as well as our Japanese office in Tokyo and our Canadian headquarters in Montreal.
Corporate Information
We were incorporated in Delaware in 1991. Our principal executive offices are located at 1801 Augustine Cut-Off, Wilmington, DE 19803. Our telephone number at this location is (302) 498-6700. Our website is www.incyte.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.
The Offering
Common stock registered for resale by the selling stockholders
30,487,103 shares
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.
Nasdaq Global Select Market symbol
INCY
Unless the context otherwise requires, references in this prospectus to “Incyte,” “we,” “us” and “our” refer to Incyte Corporation.
Entities affiliated with one of our directors, Julian C. Baker, are offering the shares of our common stock registered pursuant to this prospectus, which may be sold from time to time. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to all shares of common stock reported to us as held by the selling stockholders as of January 31, 2025. We agreed to file this prospectus pursuant to a Registration Rights Agreement with the selling stockholders dated February 12, 2016. Additional information with respect to the Registration Rights Agreement is contained in this prospectus under the heading “Selling Stockholders.”
When we refer to the selling stockholders in this prospectus, we are referring to the entities named in this prospectus as the selling stockholders and, as applicable, any donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risk factors described below, as well as the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement to this prospectus before deciding to invest in our common stock. The risks and uncertainties described in those documents and below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. This could cause the value of our common stock to decline, and you may lose all or part of your investment.
Risks Related to the Common Stock and this Offering
Because the price of our common stock has been volatile historically, it may be difficult for you to resell the common stock at a price that is acceptable to you or at all.
The market price of our common stock, like that of the common stock of many other biopharmaceutical and biotechnology companies, has been and is likely to continue to be highly volatile. In addition, the stock market has experienced extreme price and volume fluctuations. This volatility has significantly affected the market prices of securities of many biopharmaceutical and biotechnology companies for reasons frequently unrelated or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock. Prices for our common stock will be determined in the market place and may be influenced by numerous factors discussed in the Risk Factors sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, including:
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product sales and profitability of our products;

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the magnitude or probability of royalties and other payments from our commercial collaboration partners;

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announcements of data from, or material developments in, our clinical trials or those of our collaborators or competitors, including delays in the commencement, progress or completion of a clinical trial or adverse results in a clinical trial;

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actions taken by FDA or other regulatory agencies with respect to our, our collaborators’ or our competitors’ products, product candidates, clinical trials or regulatory filings;

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announcements of new products or product candidates by us or our current or potential competitors;

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announcements of collaborative relationships by us or our competitors and our ability to enter into and maintain existing collaborative relationships;

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announcements regarding, or negative publicity concerning, adverse events, safety concerns or manufacturing issues associated with our products or product candidates or the use of our products or product candidates;

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litigation and other developments relating to our products and our patents or other proprietary rights or those of our competitors or other litigation against us and our directors and officers;

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variations in our financial results;

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our entry into strategic transactions, including those relating to the acquisition or licensing of businesses, technologies, products or product candidates;

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conditions in the life sciences, biotechnology or pharmaceutical industries;

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government regulation or legislation, including any developments in healthcare reform, and any government investigations or enforcement actions;

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sales of a substantial amount of our securities; and

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investors’ perceptions of us, changes in recommendations by securities analysts, and investors’ and securities analysts’ perceptions of general economic, industry and market conditions.

Companies that have experienced volatility in the market prices of their stock have been the object of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of management’s attention and resources, regardless of the merits.
We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.
We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.
We have various mechanisms in place to discourage takeover attempts, which may reduce or eliminate our stockholders’ ability to sell their shares for a premium in a change of control transaction.
Various provisions of our certificate of incorporation and bylaws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of our company by a third party that is opposed by our management and board of directors. Public stockholders who might desire to participate in such a transaction may not have the opportunity to do so. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change of control or change in our management and board of directors. These provisions include:
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no cumulative voting for directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

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control by our board of directors of the size of our board of directors;

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limitations on the ability of stockholders to call special meetings of stockholders;

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advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by our stockholders at stockholder meetings; and

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the ability of our board of directors to issue, without stockholder approval, preferred stock with rights that are senior to those of our common stock.

Future sales of common stock may depress our stock price
The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market after the closing of this offering, or the perception that these sales could occur.
In addition, future issuances by us of shares of our common stock upon the exercise or settlement of equity-based awards would dilute existing stockholders’ ownership interests in our company, and any sales in the public market of these shares, or the perception that these sales might occur, could also adversely affect the market price of shares of our common stock.
In the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock in order to raise additional capital. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. Investors purchasing shares or other securities in the future could have rights, preferences or privileges senior to those of existing stockholders and you may experience dilution. You may incur additional dilution upon the exercise of any outstanding stock options or settlement of restricted stock units.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plan or performance. These statements can often be identified by the use of forward-looking terminology such as “expects,” “believes,” “intends,” “anticipates,” “estimates,” “plans,” “may,” “potential,” or “will,” or the negative of these terms, and other similar expressions. These forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from those projected. We discuss many of these risks and uncertainties in greater detail in the section entitled “Risk Factors” and in the documents that are incorporated by reference into this prospectus, which address additional factors that could cause results or events to differ from those set forth in the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by federal securities laws, we undertake no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.
USE OF PROCEEDS
All of the shares of common stock being offered hereby are being sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

SELLING SECURITYHOLDERS
The following table sets forth, to our knowledge, certain information as of January 31, 2025 regarding the beneficial ownership of our common stock by the selling stockholders and the shares being offered by the selling stockholders. Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to shares owned beneficially after the offering assumes the sale of all of the shares offered and no other purchases or sales of our common stock. The selling stockholders may offer and sell some, all or none of their shares. This table does not include certain shares of our common stock held by affiliates of the selling stockholders.
	Shares Beneficially Owned Prior to Offering(1)		Shares Being Offered	Shares Beneficially Owned After Offering
Name and Address	Number	Percent	Number	Number	Percent
Baker Bros. Advisors LP(2)	30,487,103	15.8%	30,487,103	—	—

(1)
Based on 193,521,015 shares of our common stock outstanding on January 31, 2025.

(2)
Includes (i) 2,558,212 shares of common stock held directly by 667, L.P. (“667”) and (ii) 27,928,891 shares of common stock held directly by Baker Brothers Life Sciences, L.P. (“Life Sciences”, and together with 667, the “Funds”). Baker Bros. Advisors LP (“the Adviser”) is the investment adviser to the Funds and has the sole voting and investment power with respect to the securities held by the Funds and thus may be deemed to beneficially own such securities. Baker Bros. Advisors (GP) LLC (the “Adviser GP”) is the sole general partner of the Adviser and thus may be deemed to beneficially own the securities held by the Funds. The managing members of the Adviser GP are Julian C. Baker and Felix J. Baker, who may be deemed to beneficially own the securities held by the Funds. Julian C. Baker, Felix J. Baker, the Adviser and the Adviser GP disclaim beneficial ownership of all shares held by the Funds, except to the extent of their indirect pecuniary interest therein. The business address of the Adviser, the Adviser GP, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, NY 10014. Does not include 12,989 shares of common stock held directly by Julian C. Baker, 9,374 shares of common stock held directly by Julian C. Baker received from the vesting of restricted stock units (each an “RSU”), 2,830 shares of common stock subject to RSUs that will vest on June 12, 2025, 230,000 shares of common stock held directly by Julian C. Baker received from the exercise of options to purchase shares of common stock (“Stock Options”) and 111,414 shares of common stock subject to Stock Options exercisable within 60 days of January 31, 2025 that are held for the benefit of Julian C. Baker. The Adviser has voting and investment power over the Stock Options, RSUs, and common stock (including common stock received from the exercise of Stock Options and vesting of RSUs) held by and held for the benefit of Julian C. Baker and received by Julian C. Baker as director’s compensation. The Adviser GP, and Felix J. Baker and Julian C. Baker as managing members of the Adviser GP, may be deemed to have the power to vote or direct the vote of and the power to dispose or direct the disposition of the Stock Options, RSUs and common stock (including common stock received from the exercise of Stock Options and vesting of RSUs) held by Julian C. Baker and received by Julian C. Baker received as director’s compensation.

Julian C. Baker, a member of the board of directors of Incyte, is a managing member of Baker Bros. Advisors (GP) LLC, which is affiliated with the selling stockholders.
On February 12, 2016, we entered into a Registration Rights Agreement with the Funds pursuant to which we agreed that, if requested by the Funds, we would register the shares of our common stock beneficially owned by the selling stockholders for resale under the Securities Act of 1933, or the Securities Act. Our registration obligations under this Registration Rights Agreement cover all shares of our common stock now held or later acquired by the selling stockholders, will continue in effect for up to 10 years, and include our obligation to facilitate certain underwritten public offerings of our common stock by the selling stockholders in the future. This prospectus is being filed pursuant to the Registration Rights Agreement.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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underwritten transactions;

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short sales effected after the date of this prospectus;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through the distribution of the common stock by any selling stockholder to its partners, members or stockholders;

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broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To facilitate the offering of the shares offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, relating to the registration of the shares offered by this prospectus.
LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.
EXPERTS
The consolidated financial statements of Incyte Corporation appearing in Incyte Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Incyte Corporation’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.
The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2024;

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the information contained in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024 and incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023;

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our Current Report on Form 8-K filed on January 10, 2025; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed January 5, 1996, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the filing date of the registration statement of which this prospectus is a part, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.
You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803, telephone (302) 498-6700. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents.

PART II
Information Not Required In Prospectus
Item 14.   Other Expenses of Issuance and Distribution.
The following is a statement of estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
SEC registration fee		$345,680.64
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and miscellaneous fees and expenses		*
	$	*

*
These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Registrant’s Restated Certificate of Incorporation, Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, and Article V of the Registrant’s Bylaws, as amended and restated as of November 15, 2017, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 17, 2017, provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
Item 16.   Exhibits.
Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of February 12, 2016, between the Registrant and 667, L.P., Baker Brothers Life Sciences, L.P. and 14159, L.P. (incorporated by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015).
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page hereof).
107.1	Calculation of Filing Fees Tables
Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on February 10, 2025.
INCYTE CORPORATION
By:
/s/ Hervé Hoppenot

Hervé Hoppenot
Chairman, President, and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hervé Hoppenot, Christiana Stamoulis and Sheila Denton, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Hervé Hoppenot Hervé Hoppenot	President and Chief Executive Officer (Principal Executive Officer) and Chairman	February 10, 2025
/s/ Christiana Stamoulis Christiana Stamoulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 10, 2025
/s/ Thomas Tray Thomas Tray	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 10, 2025
/s/ Julian C. Baker Julian C. Baker	Director	February 10, 2025
/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Director	February 10, 2025
/s/ Otis W. Brawley Otis W. Brawley	Director	February 10, 2025

Signature	Title	Date
/s/ Paul J. Clancy Paul J. Clancy	Director	February 10, 2025
/s/ Jacqualyn A. Fouse Jacqualyn A. Fouse	Director	February 10, 2025
/s/ Edmund P. Harrigan Edmund P. Harrigan	Director	February 10, 2025
/s/ Katherine A. High Katherine A. High	Director	February 10, 2025
/s/ Susanne Schaffert Susanne Schaffert	Director	February 10, 2025